UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Replacement of CEO and President and Appointment of New Director

Effective as of November 2, 2020, Scott Schorer departed as Chief Executive Officer and President of GI Dynamics, Inc. (the “Company”). Joseph Virgilio, the Company’s Chief Operating Officer, was appointed as Chief Executive Officer and President, effective as of November 2, 2020. At this time, the Company has not made any changes to Mr. Virgilio’s compensation in connection with his appointment to serve as the Company’s Chief Executive Officer. Mr. Virgilio’s current executive employment agreement which provides for, among other things, an annual base salary of $350,000 (the “Employment Agreement”), as well as his severance agreement (the “Severance Agreement”), remain in effect.

In addition, effective as of November 2, 2020, the Board of Directors (the “Board”) of the Company increased the size of the Board to four members and elected Mr. Virgilio to fill that newly-created vacancy and serve as a member of the Board and all committees thereof. Mr. Virgilio will hold office until the next annual meeting of stockholder and thereafter until his successor is duly elected and qualified in accordance with the Company’s bylaws or his earlier resignation, removal or death. Mr. Virgilio will not receive any compensation in connection with his services as a director.

Mr. Virgilio, age 46, has served as the Company’s Chief Operating Officer since October 2020. Prior to his time with the Company, he served as the President and General Manager of Amann Girrbach, AG, an innovator and preferred full-service provider in digital dental prosthetics, from September 2018 until April 2020. From April 2016 until February 2018, Mr. Virgilio served as the Vice President of Sales, The Americas at Surgical Specialties Corp, a manufacturer and distributer of medical products. Prior to Surgical Specialties Corp, Mr. Virgilio served as the Vice President of Sales and Global Marketing of Aptus Endosystems, a medical device company focused on developing advanced technology for endovascular aneurysm repair (EVAR) and thoracic endovascular aneurysm repair, from October 2013 until September 2015 when it was acquired by Medtronic plc. Mr. Virgilio has also held positions with Medtronic, Boston Scientific and Constellation Brands. Mr. Virgilio received a Bachelor of Arts in History from Colgate University.

Other than the Employment Agreement and the Severance Agreement, there are no arrangements or understandings between Mr. Virgilio and any other person pursuant to which he was selected as the Chief Executive Officer, President and as a director. There are no family relationships between Mr. Virgilio and any director or executive officer of the Company and Mr. Virgilio has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing descriptions of the Employment Agreement and the Severance Agreement do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the Employment Agreement and the Severance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Employment Agreement, effective as of October 8, 2020, between GI Dynamics, Inc. and Joseph Virgilio (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2020).

10.2+	Severance Agreement, effective as of October 8, 2020, between GI Dynamics, Inc. and Joseph Virgilio (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2020).

+ Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: November 6, 2020	/s/ Charles Carter
Charles Carter
Chief Financial Officer